Exhibit 1.1

17,391,305 Shares of Common Stock

par value $0.001

2,608,695 Over-Allotment Shares

GERON CORPORATION

UNDERWRITING AGREEMENT

December 7, 2010

J. P. Morgan Securities LLC
Lazard Capital Markets LLC
As Representatives of the
several Underwriters
     c/o J. P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Dear Sirs:

1.        INTRODUCTION.  Geron Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule C hereto (the “Underwriters”), for whom you are acting as the representatives (the “Representatives”), pursuant to the terms and conditions of this Underwriting Agreement (this “Agreement”), an aggregate of 17,391,305 shares (the “Firm Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), together with associated rights (the “Rights”) pursuant to that certain Share Purchase Rights Plan adopted by the Company’s board of directors on July 20, 2001, as set forth in Schedule C hereto.

The Company also proposes to issue and sell to the several Underwriters not more than an additional 2,608,695 shares of its Common Stock (the “Additional Shares”), together with the associated Rights, if, and to the extent that you, as Underwriters, shall have, severally and not jointly, determined to exercise your right to purchase such shares of Common Stock granted to the Underwriters below and in Section 2 hereof.  The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.”  The offering and sale of the Firm Shares and the Additional Shares by the Company to the Underwriters is hereinafter collectively referred to as the “Offering.”

The Underwriters may exercise their over-allotment right to purchase the Additional Shares in whole or from time to time in part by giving written notice not later than thirty (30) days after the date of this Agreement.  Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased.  If any Additional Shares are to be purchased, the number of Additional Shares to be purchased by each Underwriter shall be the number of Additional Shares which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares purchased by such Underwriter bears to the aggregate number of Firm Shares purchased from the Company by the Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.  Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares or later than ten business days after the date of such notice.  Additional Shares may be purchased hereby solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares.  Each day, if any, that Additional Shares are to be purchased is hereinafter referred to as an “Option Closing Date.”

2.        DELIVERY AND PAYMENT.  On the basis of the representations, warranties and agreements of the Company herein contained, and subject to the terms and conditions set forth in this Agreement:

2.1            The Company agrees to issue and sell and the Underwriters, severally and not jointly, agree to purchase from the Company an aggregate of 17,391,305 Firm Shares in the amounts set forth on Schedule C hereto at a purchase price of $4.7115 per share of Common Stock (the “Purchase Price”). The Company has been advised by you that you propose to make a public offering of the Shares as soon after this Agreement has become effective as in your judgment is advisable.  The Company is further advised by you that the Shares are to be offered to the public initially at $5.00 per share. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

2.2            Payment of the Purchase Price for, and delivery of, the Firm Shares shall be made at the time and date of closing and delivery of the documents required to be delivered to the Underwriters pursuant to Sections 4 and 6 hereof shall be at 10:00 A.M., New York time, on December 10, 2010 (the “Closing Date”) at the office of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025 or at such other time and date as the Representatives and the Company determine pursuant to Rule 15c6-1(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act").  The Company shall deliver the Firm Shares, which shall be registered in the name or names and shall be in such denominations as the Representatives may request at least one (1) business day before the Closing Date, to the Representatives, which delivery shall be made through the facilities of the Depository Trust Company's DWAC system.

2.3            Payment of the Purchase Price for, and delivery of, any Additional Shares shall be made at the Option Closing Date or at such other time and date as the Representatives and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act.  The Company shall deliver the Additional Shares, which shall be registered in the name or names and shall be in such denominations as the Underwriters may request at least one (1) business day before the Option Closing Date, to the Underwriters, which delivery shall be made through the facilities of the Depository Trust Company's DWAC system.  The Option Closing Date may be simultaneous with, but not earlier than, the Closing Date; and in the event that such time and date are simultaneous with the Closing Date, the term “Closing Date” shall refer to the time and date of delivery of the Firm Shares and Additional Shares.

2.4            No Shares which the Company has agreed to sell pursuant to this Agreement shall be deemed to have been purchased and paid for, or sold by the Company, until such Shares shall have been delivered to the Underwriters thereof against payment by each of the Underwriters. If the Company shall default in its obligations to deliver any Shares to the Underwriters, the Company shall indemnify and hold each Underwriter harmless against any loss, claim, damage or expense arising from or as a result of such default by the Company in accordance with the procedures set forth in Section 7(c) herein.

3.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to, and agrees with, the Underwriters that:

(a)      The Company has prepared and filed in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and published rules and regulations thereunder (the “Rules and Regulations”) adopted by the Securities and Exchange Commission (the “Commission”) a “shelf” Registration Statement (as hereinafter defined) on Form S-3 (File No. 333-160498), which became effective as of July 22, 2009 (the “Effective Date”), including a base prospectus relating to the Shares (the “Base Prospectus”), and such amendments and supplements thereto as may have been required up to the date of this Agreement.  The term “Registration Statement” as used in this Agreement means the registration statement (including all exhibits, financial schedules and all documents and information deemed to be a part of the Registration Statement pursuant to Rule 430B of the Rules and Regulations), as amended and/or supplemented to the date of this Agreement, including the Base Prospectus.  The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus (as defined below) has been issued by the Commission and no proceedings for that purpose have been instituted or, to the Company’s knowledge, are threatened by the Commission.  The Company, if required by the Rules and Regulations of the Commission, will file the Prospectus, with the Commission pursuant to Rule 424(b) of the Rules and Regulations. The term “Prospectus” as used in this Agreement means the Prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, or, if the Prospectus is not to be filed with the Commission pursuant to Rule 424(b), the Prospectus in the form included as part of the Registration Statement as of the Effective Date, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Rules and Regulations), the term “Prospectus” shall refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Underwriters for such use (or in the form first made available to the Underwriters by the Company to meet requests of prospective purchasers pursuant to Rule 173 under the Securities Act). Any preliminary prospectus or prospectus subject to completion included in the Registration Statement or filed with the Commission pursuant to Rule 424 of the Rules and Regulations is hereafter called a “Preliminary Prospectus.”  Any reference herein to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act, on or before the last to occur of the Effective Date, the date of the Preliminary Prospectus, or the date of the Prospectus, and any reference herein to the terms “amend,” “amendment,” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include (i) the filing of any document under the Exchange Act after the Effective Date, the date of such Preliminary Prospectus or the date of the Prospectus, as the case may be, which is incorporated by reference and (ii) any such document so filed. If the Company has filed an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Rules and Regulations (the “462(b) Registration Statement”), then any reference herein to the Registration Statement shall also be deemed to include such 462(b) Registration Statement.

(b)      As of the Applicable Time (as defined below) and as of the Closing Date and any Option Closing Date, neither (i) any General Use Free Writing Prospectus (as defined below) issued at or prior to the Applicable Time, and the Pricing Prospectus (as defined below) and the information included on Schedule A hereto, all considered together (collectively, the “General Disclosure Package”), (ii) any individual Limited Use Free Writing Prospectus (as defined below), nor (iii) the bona fide electronic road show (as defined in Rule 433(h)(5) of the Rules and Regulations), if any, that has been made available without restriction to any person, when considered together with the General Disclosure Package, included or will include, any untrue statement of a material fact or omitted or as of the Closing Date or any Option Closing Date will omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus or the Pricing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by the Representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 17).  As used in this paragraph (b) and elsewhere in this Agreement:

“Applicable Time” means 8:30 A.M., New York time, on the date of this Agreement.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule A to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations relating to the Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

“Limited Use Free Writing Prospectuses” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

“Pricing Prospectus” means the Preliminary Prospectus, if any, and the Base Prospectus, each as amended and supplemented immediately prior to the Applicable Time, including any document incorporated by reference therein and any prospectus supplement and Issuer Free Writing Prospectus deemed to be a part thereof.

(c)      No order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the Offering has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been instituted or, to the knowledge of the Company, threatened by the Commission, and each Preliminary Prospectus (if any), at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Rules and Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by the Representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(d)      At the time the Registration Statement became or becomes effective, at the date of this Agreement and at the Closing Date and any Option Closing Date, the Registration Statement conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus, at the time the Prospectus was issued and at the Closing Date and any Option Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties in this paragraph (d) shall not apply to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(e)      Each Issuer Free Writing Prospectus, if any, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representatives as described in Section 4(e), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, Pricing Prospectus or the Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified, or includes an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f)      The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and none of such documents contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)      The Company is not an “ineligible issuer” in connection with the Offering pursuant to Rules 164, 405 and 433 under the Securities Act.  The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 4(b) below.  The Company will file with the Commission all Issuer Free Writing Prospectuses (other than a “road show,” as described in Rule 433(d)(8) of the Rules and Regulations), if any, in the time and manner required under Rules 163(b)(2) and 433(d) of the Rules and Regulations.

(h)      The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware.  The Company is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all corporate power and authority necessary to own or hold its properties and to conduct its businesses, except where the failure to so qualify or have such power or authority would not (i) have, singly or in the aggregate, a material adverse effect on the condition (financial or otherwise), results of operations, assets, properties, business or prospects of the Company and its Subsidiaries (as defined below) taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement, the General Disclosure Package or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”).

(i)       The Company has no subsidiaries (as defined under the Act) other than Geron Bio-Med Limited, a United Kingdom company (“Geron Bio-Med”), and TA Therapeutics, Inc., a Hong Kong limited liability company (“TA Therapeutics”) (each, a “Subsidiary” and together, the “Subsidiaries”).  The Company owns all of the issued and outstanding capital stock of Geron Bio-Med and seventy-five percent (75%) of all of the issued and outstanding capital stock of TA Therapeutics. Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity, except for ViaGen, Inc., an Arizona corporation, and such securities or interests that as of the date hereof do not, individually or in the aggregate, exceed a value to be carried on the Company’s balance sheet of $1,000,000, provided that, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not “control” (as such term is defined in the Act) any such entities; complete and correct copies of the certificates of incorporation and the bylaws of the Company and the Subsidiaries and all amendments thereto have been made available to counsel for the Representatives, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or before the time of purchase; each Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate their properties and to conduct its businesses as described in the Registration Statement, the General Disclosure Package and the Prospectus; each Subsidiary is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its businesses requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a Material Adverse Effect; all of the outstanding shares of capital stock of Geron Bio-Med have been duly authorized and validly issued, are fully paid and non-assessable; all of the outstanding shares of Geron Bio-Med and seventy-five percent (75%) of the outstanding shares of TA Therapeutics are owned by the Company subject to no security interest, other encumbrance or adverse claims; no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligation into shares of capital stock or ownership interests in the Subsidiaries are outstanding; and the assets, operations and liabilities of the Subsidiaries are not material to the consolidated financial position or operations of the Company and the Subsidiaries, taken as a whole.

(j)      The Company has the full corporate power and authority to enter into this Agreement, and to perform and to discharge its obligations hereunder; and this Agreement has been duly authorized, executed and delivered by the Company.

(k)      The Firm Shares and the Additional Shares to be issued and sold by the Company to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered by the Company against payment therefor as provided herein will conform to the description thereof contained in the General Disclosure Package and the Prospectus. Except as disclosed in the Registration Statement (excluding the exhibits thereto), the General Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any shares of Common Stock or shares of any other capital stock or other equity interests of the Company (other than pursuant to (a) the exercise of outstanding stock options, (b) the issuance of restricted stock upon the vesting of restricted stock awards and stock purchase rights under the Company’s equity incentive plans and employee stock purchase plan, (c) the exercise of outstanding warrants and (d) up to 9,000,000 shares of Common Stock issuable to Angiochem, Inc., a company incorporated under the laws of Canada (“Angiochem”), under the terms and conditions of that certain form of Stock Purchase Agreement attached as Schedule 1.50 to the License Agreement (as such term is defined in Section 3(tt)) that the Company intends to enter into with Angiochem (the “Angiochem Stock Purchase Agreement”), (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company (other than pursuant to the exercise of outstanding stock options, the issuance of restricted stock upon the vesting of restricted stock awards and stock purchase rights under the Company’s equity incentive plans and employee stock purchase plan, the exercise of outstanding warrants and up to 9,000,000 shares issuable to Angiochem pursuant to the Angiochem Stock Purchase Agreement), (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Shares whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise, and (iv) no person has the right, contractual or otherwise, to cause the Company to register under the Act the offer or sale of any shares of Common Stock or shares of any other capital stock of or other equity interests in the Company, other than in connection with up to 9,000,000 shares of Common Stock issuable to Angiochem pursuant to the Angiochem Stock Purchase Agreement, or to include any such shares or interests in the Registration Statement or the offering contemplated thereby, whether as a result of the filing or effectiveness of the Registration Statement or the sale of the Shares as contemplated thereby or otherwise.

(l)      The Company’s authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the General Disclosure Package and the Prospectus.  All of the stock options, warrants and other rights to purchase or exchange any securities for shares of the Company’s capital stock have been duly authorized and validly issued, and were issued in compliance with U.S. federal and state securities laws. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those described above or disclosed in the General Disclosure Package and the Prospectus (other than (a) Common Stock issued since September 30, 2010 pursuant to the exercise of stock options previously outstanding under the Company’s equity incentive plans, (b) Common Stock issued since September 30, 2010 pursuant to the exercise of warrants disclosed to be outstanding in the General Disclosure Package and the Prospectus, (c) Common Stock issued since September 30, 2010 pursuant to the Company’s employee stock purchase plan, (d) options to purchase Common Stock, Common Stock (restricted or otherwise) and restricted stock awards issued since September 30, 2010 pursuant to the Company’s equity incentive plans, in each case, such issuance made in the ordinary course of business consistent with past practice of the Company and its Subsidiaries and (e) up to 9,000,000 shares of Common Stock to Angiochem pursuant to the Angiochem Stock Purchase Agreement.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the stock options or other rights granted thereunder, as described in the General Disclosure Package and the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, stock options and rights.

(m)      The issuance and sale of the Shares as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company.

(n)      The execution, delivery and performance of this Agreement by the Company, the issuance and sale of the Firm Shares or any Additional Shares by the Company and the consummation of the transactions contemplated hereby and thereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or Debt Repayment Triggering Event (as defined below) under, give rise to any right of termination or other right or the cancellation or acceleration of any right or obligation or loss of a benefit under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or (iii) result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties or assets, except, with respect to clauses (i) and (iii), for such conflicts, breaches and  violations as would not result in a Material Adverse Effect.  A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company.

(o)      No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with the NASDAQ Global Market (the “NASDAQ GM”), is required in connection with the issuance and sale of the Shares or the consummation by the Company of the transactions contemplated hereby, other than (i) registration of the Shares under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) filings with the Commission pursuant to Rule 424(b) under the Act, (iii) filings with the Commission on Form 8-K with respect to the Underwriting Agreement and the sale and issuance of the Shares, (iv) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Shares are being offered by the Underwriters, (v) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including any listing applications and consents to be received thereunder, and (vi) notices required by NASDAQ GM in the ordinary course of the Offering.

(p)      Ernst & Young LLP, who have certified certain financial statements and related schedules included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(q)      The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package, the Prospectus and in the Registration Statement fairly present the consolidated financial position and the results of operations and changes in stockholders’ equity and cash flows of the Company and its Subsidiaries and other consolidated entities at the respective dates or for the respective periods therein specified.  Such statements and related notes and schedules have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included or incorporated by reference in the General Disclosure Package and except that unaudited financial statements may not contain the footnotes required by GAAP and are subject to normal, recurring adjustments.  The financial statements, together with the related notes and schedules, included or incorporated by reference in the General Disclosure Package and the Prospectus comply in all material respects with the Securities Act, the Exchange Act, and the Rules and Regulations and the rules and regulations under the Exchange Act.  No other financial statements or supporting schedules or exhibits are required by the Securities Act or the Rules and Regulations to be described, or included or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus.  There is no pro forma or as adjusted financial information which is required to be included in the Registration Statement, the General Disclosure Package, or and the Prospectus or a document incorporated by reference therein in accordance with the Securities Act and the Rules and Regulations that has not been included or incorporated as so required.  The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any "variable interest entities" within the meaning of Financial Accounting Standards Board Interpretation No. 46) not disclosed in the Registration Statement, General Disclosure Package and the Prospectus.

(r)      Neither the Company nor any of its Subsidiaries has sustained, since the date of the latest audited financial statements included or incorporated by reference in the General Disclosure Package, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since such date, there has not been any change in the capital stock  or long-term debt of the Company or any of its Subsidiaries (other than (a) Common Stock issued pursuant to the exercise of stock options previously outstanding under the Company’s equity incentive plans, (b) Common Stock issued pursuant to the exercise of warrants disclosed to be outstanding in the General Disclosure Package and the Prospectus, (c) Common Stock issued pursuant to the Company’s employee stock purchase plan, (d) options to purchase Common Stock, Common Stock (restricted or otherwise) and restricted stock awards issued pursuant to the Company’s equity incentive plans, in each case, such issuance made in the ordinary course of business consistent with past practice of the Company and its Subsidiaries, (e) and agreement to issue up to 9,000,000 shares of Common Stock to Angiochem, and (f) long-term debt of the Company made in the ordinary course of business in accordance with the terms of existing long-term debt arrangements of the Company and its Subsidiaries) or any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, assets, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries taken as a whole, otherwise than as set forth or contemplated in the General Disclosure Package.

(s)      There are no legal or governmental actions, suits, claims or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its Subsidiaries is or would be a party or of which any of their respective properties or assets is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or a document incorporated by reference therein and are not so described therein, or which, singly or in the aggregate, if determined or resolved adversely to the Company or such Subsidiary, could have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby.  To the Company’s knowledge, there are no court or administrative orders, writs, judgments or decrees specifically directed to the Company.

(t)      Neither the Company nor any of its Subsidiaries is in (i) violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, obligation, agreement or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which the Company or its Subsidiaries are is bound or to which any of its property or assets is subject or (iii) violation in any respect of any statute, law, ordinance, governmental rule, regulation, ordinance, or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) of this paragraph (t), for any violations or defaults which would not, singly or in the aggregate, have a Material Adverse Effect.

(u)      The Company and each of its Subsidiaries have made all filings, applications and submissions required by, and owns or possess all approvals, licenses, certificates, certifications, clearances, consents, exemptions, marks, notifications, orders, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign regulatory agencies or bodies, including, without limitation, the Food and Drug Administration (the “FDA”) and any agency of any foreign government and any other foreign regulatory authority exercising authority comparable to that of the FDA (including any non-governmental entity whose approval or authorization is required under foreign law comparable to that administered by the FDA), which are necessary for the conduct of their respective businesses as described in the General Disclosure Package and the Prospectus (collectively, the “Governmental Permits”) and they are in compliance with the terms and conditions of all such Governmental Permits, except where any failures to make a filing, application and submission, to possess any Governmental Permit, or to be in compliance with any Governmental Permit would not, singly or in the aggregate, have a Material Adverse Effect.  All such Governmental Permits are valid and in full force and effect, except where any failures of any such Governmental Permit to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect.  All such Governmental Permits are free and clear of any restriction or condition that are in addition to, or materially different from those normally applicable to similar licenses, certificates, authorizations and permits, except for such restrictions, conditions or differences which would not, singly or in the aggregate, have a Material Adverse Effect.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries has received any notice of any revocation or modification of, any such Governmental Permit, which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.  Except as may be required under the Securities Act and state and foreign Blue Sky laws and the rules and regulations of FINRA, no other governmental Permits are required for the Company or any of its Subsidiaries Subsidiary to enter into, deliver and perform this Agreement and to issue and sell the Shares to be issued and sold by the Company hereunder.

(v)      Each Investigational New Drug application (“IND”) submitted by the Company to the FDA or similar application submitted by the Company to foreign regulatory bodies, and related documents and information, has been submitted and maintained in compliance with applicable statutes, rules and regulations administered or promulgated by the FDA or other regulatory body, except for such failures in compliance as would not, singly or in the aggregate, have a Material Adverse Effect.  The studies, tests and preclinical and clinical trials conducted by or on behalf of the Company that are described in the General Disclosure Package or the Prospectus were and, if still pending, are being, conducted in all material respects in accordance with experimental protocols, procedures and controls pursuant to, where applicable, accepted professional and scientific standards for products or product candidates comparable to those being developed by the Company; and the drug substances used in the clinical trials have been manufactured under current Good Manufacturing Practices.  The Company uses commercially reasonable efforts to review, from time to time, the progress and results of the studies, tests and preclinical and clinical trials and, based upon (i) the information provided to the Company by the third parties conducting such studies, tests and preclinical and clinical trials that are described in the General Disclosure Package and the Prospectus and the Company's review of such information, and (ii) to the Company’s knowledge, such descriptions of the results of such studies, tests and preclinical and clinical trials are accurate and complete in all material respects. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company has not received any notices or correspondence from the FDA or any foreign, state or local governmental body exercising comparable authority requiring the termination, suspension or material modification of any studies, tests or preclinical or clinical trials conducted by or on behalf of the Company, which termination, suspension, or modification would reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole. No filing or submission to the FDA or any other regulatory body, that is intended to be the basis for any approval of the Company’s product candidates, contains any material omission or, material false information.

(w)      The Company has made available to counsel to the Underwriters, FDA and regulatory correspondence logs, and such logs contain complete and accurate descriptions, in all material respects, of all material correspondence between the Company on the one hand and the FDA on the other hand, relating to the clinical trials of the Company’s product candidates under development being conducted under any Company-sponsored INDs.

(x)      The Company is not, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(y)      Neither the Company, its Subsidiaries nor, to the Company’s knowledge, any of the Company’s or its Subsidiaries’ officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which could in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(z)      The Company and each of its Subsidiaries own, or have obtained valid and enforceable licenses for or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, service names, copyrights, trade secrets and other proprietary information described in the Registration Statement, the General Disclosure Package and the Prospectus, as being owned or licensed by them (collectively, “Intellectual Property”); except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, or as would not, individually or in the aggregate, have a Material Adverse Effect:

(1)       there are no third parties who have established, or, to the Company’s knowledge after due inquiry, will be able to establish, conflicting rights to any Intellectual Property rights;

(2)       to the Company’s knowledge, there is no infringement by third parties of any Intellectual Property owned by or exclusively licensed to the Company;

(3)       there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any Intellectual Property, and the Company is unaware of any facts which would form valid grounds for any such action, suit, proceeding or claim;

(4)       there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of any Intellectual Property, and the Company is unaware of any facts which would form valid grounds for finding the Company’s Intellectual Property invalid or unenforceable in all material respects;

(5)       there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company or any Subsidiary infringes or otherwise violates any patent, trademark, trade-name, service name, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any valid Intellectual Property which would be necessary for the Company to conduct the business now conducted by the Company or proposed to be conducted as described in the Registration Statement, the General Disclosure Package and the Prospectus, for which the Company does not have and will not be able to obtain sufficient rights to conduct such business;

(6)       to the Company’s knowledge, none of the issued or pending claims of any of the Intellectual Property is the subject of an interference proceeding in the U.S. Patent and Trademark Office or a similar proceeding in the patent agency of another country, or has been suspended pending declaration of such an interference; and

(7)       to the Company’s knowledge, the Company is in compliance with its duty of disclosure under 37 CFR 1.56.

(aa)     The Company and each of its Subsidiaries have good and marketable title to all property (real and personal) described in the General Disclosure Package and the Prospectus owned by each of them, free and clear of all liens, claims, security interests or other encumbrances, other than those liens, claims, security interests or other encumbrances that would not, singly or in the aggregate, have a Material Adverse Effect; all the property described in the General Disclosure Package and the Prospectus, as being held under lease by the Company or any Subsidiary is held thereby under valid, subsisting and enforceable leases other than as would not, individually or in the aggregate, have a Material Adverse Effect.

(bb)     No labor disturbance or dispute with the employees of the Company or any of the Company’s Subsidiaries exists, or, to the best of the Company’s knowledge, is threatened or imminent, which would reasonably be expected to have a Material Adverse Effect.  The Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, manufacturers, customers or contractors, that singly or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  The Company is not aware that any key employee or significant group of employees of the Company or any of the Company’s Subsidiaries plans to terminate employment with the Company or any of the Company’s Subsidiaries.

(cc)     No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company which would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Each employee benefit plan of the Company is in compliance in all material respects with applicable law, including ERISA and the Code. The Company has not incurred and would not reasonably be expected to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA).  Each pension plan for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which would, singly or in the aggregate, cause the loss of such qualification.

(dd)     The Company and each of its Subsidiaries and their properties, assets and operations are in compliance with, and hold all permits, authorizations and approvals required under, Environmental Laws (as defined below), except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not, individually or in the aggregate, have a Material Adverse Effect; there are no past or present, and the Company does not anticipate any future, events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or any of its Subsidiaries under, or to interfere with, or prevent, compliance by the Company or any of its Subsidiaries in any material respect with, Environmental Laws; except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor any of its Subsidiaries (i) are the subject of any investigation, (ii) has received any notice or claim, (iii) are a party to or affected by any pending or threatened action, suit or proceeding, (iv) is bound by any judgment, decree or order or (v) has entered into any agreement, in each case relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(ee)     All federal, state, local and foreign tax returns required to be filed by the Company and each of its Subsidiaries have been timely filed (or timely filed applicable extensions therefor), and the Company and each of its Subsidiaries have paid all federal, state, local and foreign taxes, assessments, governmental or other charges of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

(ff)     The Company maintains insurance covering its properties, operations, personnel and businesses and those of its Subsidiaries as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and each of its Subsidiaries and their businesses.  All such insurance is fully in force on the date hereof and will be fully in force on the Closing Date and any Option Closing Date, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(gg)     The Company and its Subsidiaries each maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(hh)     The Company has established and maintains and evaluates “disclosure controls and procedures” (as such term is defined in Rule 13a-14 and 15d-14 under the Exchange Act) and “internal control over financial reporting” (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; any material weaknesses in internal controls have been identified for the Company’s auditors; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses; and the Company and, to the Company’s knowledge, its officers and directors (in their capacities as such) are in compliance in all material respects with all applicable effective provisions of the Sarbanes-Oxley Act of 2002 and with the listing standards of NASDAQ GM.

(ii)     There is no franchise, lease, contract, agreement or document (including, without limitation, any off balance-sheet transaction or arrangement) required by the Securities Act or by the Rules and Regulations to be described in the General Disclosure Package and in the Prospectus or a document incorporated by reference therein or to be filed as an exhibit to the Registration Statement or a document incorporated by reference therein which is not described or filed therein as required; and all descriptions of any such franchises, leases, contracts, agreements or documents contained in the Registration Statement or in a document incorporated by reference therein are accurate and complete descriptions of such documents in all material respects.  Other than as described in the General Disclosure Package, the Company has not sent or received any communication regarding any pending or threatened suspension or termination, in whole or in part, of, or intent not to renew, any of the contracts or agreements referred to or described therein and no such franchise, lease, contract or agreement has been suspended or terminated for convenience or default by the Company or any of the other parties thereto, except for such pending or threatened suspensions or terminations that would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(jj)     No relationship, direct or indirect, exists between or among the Company and any of its Subsidiaries on the one hand, and the directors, officers, stockholders (or analogous interest holders), customers or suppliers of the Company or any of its Subsidiaries or any of their affiliates on the other hand, which is required to be described in the General Disclosure Package and the Prospectus or a document incorporated by reference therein and which is not so described.

(kk)     Except pursuant to this Agreement, neither the Company nor any of its Subsidiaries has incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement, the General Disclosure Package or the Prospectus.

(ll)     Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained or incorporated by reference in the General Disclosure Package or the Prospectus, has been made or reaffirmed with a reasonable basis and in good faith.

(mm)     The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the NASDAQ GM, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NASDAQ GM, nor has the Company received any notification that the Commission, FINRA or the NASDAQ Stock Market LLC is currently contemplating terminating such registration or listing, except as disclosed in the Current Report on Form 8-K filed with the Commission on February 12, 2009.  The Company has complied in all material respects with the applicable requirements of the NASDAQ GM for maintenance of inclusion of the Common Stock thereon.  No consent, approval, authorization or order of, or filing, notification or registration with, the NASDAQ GM is required for the listing and trading of the shares of Common Stock on the NASDAQ GM, except for (i) a Notification Form: Listing of Additional Shares; and (ii) a Notification Form: Change in the Number of Shares Outstanding.

(nn)     Neither the Company nor any Subsidiary nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company, each Subsidiary and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith.

(oo)     The Company has made available to counsel for the Underwriters correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any of its Subsidiaries to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company.  On or after July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.

(pp)     All statistical, industry-related or market-related data included or incorporated by reference in the Registration Statement, the Prospectus or the General Disclosure Package, are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(qq)     The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA PATRIOT Act, applicable money laundering statutes of all jurisdictions and the applicable rules, related rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened against the Company or any of its Subsidiaries.

(rr)     Neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(ss)     Neither the Company nor its Subsidiaries nor, to the Company’s knowledge, any of their affiliates (within the meaning of FINRA’s NASD Conduct Rule 2720(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA, and, to the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement, the General Disclosure Package or the Prospectus.

(tt)     Angiochem and the Company have entered into that certain (i) Exclusive License Agreement, dated December 6, 2010 (the “License Agreement”), and (ii) Collaboration and Option Agreement, dated December 6, 2010 (the “Collaboration Agreement”).  Each of the License Agreement and the Collaboration Agreement have been fully executed and delivered, and are in full force and effect.

Any certificate signed by or on behalf of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4.       FURTHER AGREEMENTS OF THE COMPANY.  The Company agrees with the Underwriters:

(a)      Subject to the Rules and Regulations, to prepare the Rule 462(b) Registration Statement, if necessary, in a form approved by the Representatives and file such Rule 462(b) Registration Statement with the Commission on the date hereof; to prepare the Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B and 430C of the Rules and Regulations and to file such Prospectus pursuant to Rule 424(b) of the Rules and Regulations not later than the second  (2nd) business day following the execution and delivery of this Agreement or, if applicable, such earlier time as may be required by Rule 430A of the Rules and Regulations; to notify the Representatives immediately of the Company’s intention to file or prepare any supplement or amendment to the Registration Statement or to the Prospectus in connection with this Offering and to make no amendment or supplement to the Registration Statement, the General Disclosure Package or to the Prospectus to which the Representatives shall reasonably object by notice to the Company after a reasonable period to review; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the General Disclosure Package or the Prospectus or any amended Prospectus has been filed and to furnish the Representatives copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) or 163(b)(2), as the case may be, of the Rules and Regulations; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) of the Rules and Regulations) is required in connection with the offering or sale of the Shares; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, the General Disclosure Package or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus or suspending any such qualification, and promptly to use its best efforts to obtain the withdrawal of such order.

(b)      The Company represents and agrees that, it has not made, and unless it obtains the prior consent of the Representatives, it will not, make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule A hereto.  The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and will not take any action that would result in the Underwriters or the Company being required to file with the Commission pursuant to Rule 433(d) of the Rules and Regulations a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c)      If at any time when a Prospectus relating to the Shares is required to be delivered under the Securities Act, any event occurs or condition exists as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary at any time to amend or supplement any Registration Statement or the Prospectus to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Representatives, and upon the Representatives’ request, the Company will promptly prepare and file with the Commission, at the Company’s expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Underwriters, without charge, such number of copies thereof as the Underwriters may reasonably request.  The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters.

(d)      If the General Disclosure Package is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Representative, it becomes necessary to amend or supplement the General Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained or incorporated by reference in the Registration Statement then on file and not superseded or modified, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any law, the Company promptly will either (i) prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package or (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the General Disclosure Package so that the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances under which they were made, be misleading or conflict with the Registration Statement then on file, or so that the General Disclosure Package will comply with law.

(e)      If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or will conflict with the information contained in the Registration Statement, Pricing Prospectus or Prospectus, including any document incorporated by reference therein and any prospectus supplement deemed to be a part thereof and not superseded or modified or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company has promptly notified or will promptly notify the Representatives so that any use of the Issuer Free Writing Prospectus may cease until it is amended or supplemented and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Representatives specifically for inclusion therein, which information the parties hereto agree is limited to the Underwriters’ Information.

(f)      To the extent not available on the Commission’s EDGAR system or any successor system, to furnish promptly to the Underwriters and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and of each amendment thereto filed with the Commission, including all consents and exhibits filed therewith.

(g)      To the extent not available on the Commission’s EDGAR system or any successor system, to deliver promptly to the Representatives in New York City such number of the following documents as the Representatives shall reasonably request:  (i) conformed copies of the Registration Statement as originally filed with the Commission (in each case excluding exhibits), (ii) each Preliminary Prospectus (if any), (iii) any Issuer Free Writing Prospectus, (iv) the Prospectus (the delivery of the documents referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (g) to be made not later than 9:00 A.M., New York time, on the business day following the execution and delivery of this Agreement), (v) conformed copies of any amendment to the Registration Statement (excluding exhibits), (vi) any amendment or supplement to the General Disclosure Package or the Prospectus (the delivery of the documents referred to in clauses (v) and (vi) of this paragraph (g) to be made not later than 9:00 A.M., New York City time, on the business day following the date of such amendment or supplement) and (vii) any document incorporated by reference in the General Disclosure Package or the Prospectus (excluding exhibits thereto) (the delivery of the documents referred to in clause (vi) of this paragraph (g) to be made not later than 9:00 A.M., New York City time, on the business day following the date of such document).

(h)      To make generally available to its stockholders as soon as practicable, but in any event not later than eighteen (18) months after the effective date of each Registration Statement (as defined in Rule 158(c) of the Rules and Regulations), an earning statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Company, Rule 158); and to furnish to its stockholders after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries certified by independent public accountants) and after each of the first three fiscal quarters of each fiscal year (beginning with the first fiscal quarter after the effective date of such Registration Statement), consolidated summary financial information of the Company and its Subsidiaries for such quarter in reasonable detail.

(i)      To take promptly from time to time such actions as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities or blue sky laws of such jurisdictions (domestic or foreign) as the Representatives may designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided that the Company and its Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process in any jurisdiction.

(j)      Upon  request, during the period of five (5) years from the date hereof, to the extent not available on the Commission’s EDGAR system or any successor system, to deliver to the Underwriters, as soon as they are available (i) copies of all reports or other communications furnished to stockholders, and (ii) copies of any reports and financial statements furnished or filed with the Commission or any national securities exchange or automatic quotation system on which the Common Stock is listed or quoted.

(k)      That the Company will not, for a period of sixty (60) days from the date of the Prospectus, (the “Lock-Up Period”) without the prior written consent of the Representatives, directly or indirectly offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, or publicly disclose the intention to do any of the foregoing (unless such disclosure is required under applicable laws, rules or regulations), other than (i) the Company’s sale of the Shares hereunder, (ii) the issuance of Common Stock, restricted stock awards or options to acquire Common Stock, in each case pursuant to the Company’s employee benefit plans (including its defined contribution retirement plan under section 401(k) of the Code), equity incentive plans, employee stock purchase plan or other employee compensation plans as such plans are in existence on the date hereof and described in the Prospectus, (iii) the issuance of Common Stock pursuant to the valid exercises of options, warrants or rights outstanding on the date hereof, (iv) the issuance of up to 9,000,000 shares of Common Stock to Angiochem pursuant to the Angiochem Stock Purchase Agreement, (v) the issuance to any unaffiliated third parties of any warrants to purchase Common Stock granted after the date hereof that are not exercisable during the Lock-Up Period and (vi) the issuance of up to an aggregate of 800,000 shares of Common Stock to unaffiliated vendors (or other unaffiliated third-parties with existing contractual arrangements with the Company) approved by the board of directors of the Company.  The Company will cause each executive officer and director listed in Schedule B to furnish to the Underwriters, prior to the Closing Date, a letter, substantially in the form of Exhibit A. hereto.  The Company also agrees that during the Lock-Up Period, the Company will not file any registration statement, preliminary prospectus or prospectus, or any amendment or supplement thereto, under the Securities Act for any such transaction or which registers, or offers for sale, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, except for (i) a registration statement on Form S-8 relating to employee benefit plans, (ii) a registration statement on Form S-3 relating to the resale of up to 9,000,000 shares of Common Stock that may be issued to Angiochem (as specified in (iv) above) ) and (iii) one or more registration statements on Form S-3 relating to the resale of up to 800,000 shares of Common Stock that may be issued to unaffiliated vendors (or other unaffiliated third-parties with existing contractual arrangements with the Company) approved by the board of directors of the Company (as specified in (vi) above).  The Company hereby agrees that (i) if it issues an earnings release or material news, or if a material event relating to the Company occurs, during the last seventeen (17) days of the Lock-Up Period, or (ii) if prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this paragraph (k) or the letter shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(l)      Without the prior written consent of the Representatives, the Company will not release Angiochem or any of its successors or assigns from its lock-up agreement set forth in Section 3.2 of the Angiochem Stock Purchase Agreement, or waive or amend any provision thereof, prior to the expiration of the Lock-Up Period (as defined in Section 4(k) above).

(m)      To supply the Representatives with copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the Securities Act or the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto or document incorporated by reference therein.

(n)      Prior to the Closing Date, and any Option Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company), without the prior consent of the Representatives, which consent shall not be unreasonably withheld, conditioned or delayed, unless in the judgment of the Company and its counsel, and after notification to the Representatives, such press release or communication is required by law or applicable stock exchange rules.

(o)      Until the Representatives shall have notified the Company of the completion of the Offering, that the Company will not, and will cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Shares, or attempt to induce any person to purchase any Shares; and not to, and to cause its affiliated purchasers not to, make bids or purchases for the purpose of creating actual, or apparent, active trading in or of raising the price of the Shares.

(p)      To at all times comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

(q)      To apply the net proceeds from the sale of the Shares as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(r)      To use its best efforts to list, subject to notice of issuance, effect and maintain the quotation and listing of the Shares on the NASDAQ GM.

(s)      To use its best efforts to assist the Representatives with any filings with FINRA and obtaining clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters.

(t)      To use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date, and any Option Closing Date, and to satisfy all conditions precedent to the delivery of the Firm Shares and Additional Shares, if any.

5.       PAYMENT OF EXPENSES.  The Company agrees to pay, or reimburse if paid by the Underwriters, promptly following the consummation of the transactions contemplated hereby:  (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares to the Underwriters and any taxes payable in that connection; (b) the costs incident to the registration of the Shares under the Securities Act; (c) the costs incident to the preparation, printing and distribution of the Registration Statement, the Base Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package, the Prospectus, any amendments, supplements and exhibits thereto or any document incorporated by reference therein and the costs of printing, reproducing and distributing any transaction document by mail or other means of communications; (d) the fees and expenses (including related reasonable and documented fees and expenses of counsel for the Underwriters) incurred in connection with securing any required review by FINRA of the terms of the sale of the Shares and any filings made with FINRA; (e) any applicable listing, quotation or other fees; (f) the fees and expenses (including related reasonable and documented fees and expenses of counsel to the Underwriters) of qualifying the Shares under the securities laws of the several jurisdictions as provided in Section 4(i) and of preparing, printing and distributing wrappers, “Blue Sky Memoranda” and “Legal Investment Surveys”; (g) the cost of preparing and printing stock certificates, if necessary; (h) all fees and expenses of the registrar and transfer agent of the Shares and (i) all other costs and expenses incident to the Offering or the performance of the obligations of the Company under this Agreement (including, without limitation, the fees and expenses of the Company’s counsel and the Company’s independent accountants and the travel and other expenses incurred by the Company’s and Underwriters’ personnel in connection with any “road show” including, without limitation, any expenses advanced by the Underwriters on the Company’s behalf (which will be promptly reimbursed)). Notwithstanding anything to the contrary in the immediately preceding sentence, the Company shall not be responsible for legal fees, filing fees and other disbursements of counsel for the Underwriters pursuant to clauses (d) and (f) to the extent that such legal fees, filing fees and other disbursements exceed ten thousand dollars ($10,000). Except to the extent otherwise provided in this Section 5 and Sections 7 and 9 hereof, the Underwriters shall pay the costs and expenses incurred by them in connection with the Offering, including the fees and expenses of counsel to the Underwriters.

6.       CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS, AND THE SALE OF THE SHARES.  The respective obligations of the Underwriters hereunder, and the closing of the sale of the Shares, are subject to the accuracy, when made and as of the Applicable Time and on the Closing Date and any Option Closing Date, of the representations and warranties of the Company contained herein, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to each of the following additional terms and conditions:

(a)      No stop order suspending the effectiveness of the Registration Statement or any part thereof, preventing or suspending the use of any Base Prospectus, any Preliminary Prospectus, the Prospectus or any Permitted Free Writing Prospectus or any part thereof shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Securities Act shall have been initiated or threatened by the Commission, and all requests for additional information on the part of the Commission (to be included or incorporated by reference in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Representatives; the Rule 462(b) Registration Statement, if any, each Issuer Free Writing Prospectus, if any, and the Prospectus shall have been filed with the Commission within the applicable time period prescribed for such filing by, and in compliance with, the Rules and Regulations and in accordance with Section 4(a), and the Rule 462(b) Registration Statement, if any, shall have become effective immediately upon its filing with the Commission; and FINRA shall have raised no objection to the fairness and reasonableness of the terms of this Agreement or the transactions contemplated hereby.

(b)      The Representatives shall not have discovered and disclosed to the Company on or prior to the Closing Date and any Option Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the General Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of such counsel, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary in order to make the statements, in the light of the circumstances in which they were made, not misleading.

(c)      All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Shares, the Registration Statement, the General Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory to counsel for the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d)      Latham & Watkins LLP shall have furnished to the Representatives such counsel’s written opinion and negative assurances statement, as counsel to the Company, addressed to the Underwriters and dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), in form and substance reasonably satisfactory to the Representatives.

(e)      The Company shall have furnished to the Representatives a written opinion of David J. Earp, Ph.D., J.D., special counsel for the Company, with respect to  intellectual property matters, addressed to the Underwriters dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), in form and substance reasonably satisfactory to the Representatives.

(f)      The Underwriters shall have received from Proskauer Rose LLP, counsel for the Underwriters, such opinion or opinions and negative assurances statement, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g)      At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter, addressed to the Underwriters, executed and dated such date, in form and substance satisfactory to the Representatives (A) confirming that they are an independent registered accounting firm with respect to the Company and its Subsidiaries within the meaning of the Securities Act and the Rules and Regulations and PCAOB and (B) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)      On the effective date of any post-effective amendment to any Registration Statement and on the Closing Date and any Option Closing Date (if such date is other than the Closing Date), the Representatives shall have received a letter (the “Bring-Down Letter”) from Ernst & Young LLP addressed to the Underwriters and dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date) confirming, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the General Disclosure Package and the Prospectus, as the case may be, as of a date not more than three (3) business days prior to the date of the Bring-Down Letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to paragraph (g) of this Section 6.

(i)      The Company shall have furnished to the Representatives a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer or its President and its Chief Financial Officer or a Vice President of Finance, each in his capacity as an officer of the Company, stating that (i) since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement, the General Disclosure Package or the Prospectus that has not been so set forth therein, (ii) to the best of their knowledge after reasonable investigation, as of the Closing Date and any Option Closing Date (if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct in all material respects (except that any representations and warranties that are already qualified or modified by materiality in the text thereof shall be true and correct in all respects), and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date and any Option Closing Date (if such date is other than the Closing Date), and (iii) there has not been, subsequent to the date of the most recent audited financial statements included or incorporated by reference in the General Disclosure Package, any material adverse change in the financial position or results of operations of the Company and its Subsidiaries or any change or development that, singly or in the aggregate, would involve a material adverse change or a prospective material adverse change, in or affecting the condition (financial or otherwise), results of operations, business, assets or prospects of the Company and its Subsidiaries taken as a whole, except as set forth in the Prospectus.

(j)      Since the date of the latest audited financial statements included in the General Disclosure Package or incorporated by reference in the General Disclosure Package as of the date hereof, (i) neither the Company nor any of its Subsidiaries shall have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the General Disclosure Package, and (ii) there shall not have been any change in the capital stock (other than (a) Common Stock issued pursuant to the exercise of stock options previously outstanding under the Company’s equity incentive plans, (b) Common Stock issued pursuant to the Company’s employee stock purchase plan, (c) the issuance of options to purchase Common Stock, Common Stock and restricted stock awards under the Company’s equity incentive plans, in each case, such issuance made in the ordinary course of business consistent with past practice of the Company and its Subsidiaries and (d) the agreement to issue of up to 9,000,000 shares of Common Stock to Angiochem under the Angiochem Stock Purchase Agreement) or short-term or long-term debt of the Company or any of its Subsidiaries (other than payments made in the ordinary course of business in accordance with the terms of such short-term or long-term debt of the Company or its Subsidiaries), or any change, or any development involving a prospective change, in or affecting the business, general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its Subsidiaries otherwise than as set forth in the General Disclosure Package, the effect of which, in any such case described in clause (i) or (ii) of this paragraph (j), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package.

(k)      No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or its Subsidiaries and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company or its Subsidiaries.

(l)      Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange, NASDAQ GM or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(m)      The Company shall have filed a Notification: Listing of Additional Shares with the NASDAQ GM and shall have received no objection thereto from the NASDAQ GM.

(n)      FINRA shall not have raised any objection as to the amount of compensation allowable or payable to the Underwriters as described in the Prospectus.

(o)      The Representatives shall have received the written agreements, substantially in the form of Exhibit A hereto, of the executive officers and directors of the Company listed in Schedule B to this Agreement, and such lock-up agreements shall be in full force and effect on the Closing Date and the Option Closing Date, as the case may be.

(p)      Prior to the Closing Date and any Option Closing Date (if such date is other than the Closing Date), the Company shall have furnished to the Representatives such further information, opinions, certificates (including a Secretary’s Certificate), letters or such other documents as the Representatives shall have reasonably requested.

(q)      The several obligations of the Underwriters to purchase Additional Shares, if any, hereunder are subject to the delivery to the Representatives on the applicable Closing Date or Option Closing Date, as the case may be, of such documents as it may reasonably request with respect to the good standing of the Company, opinions, comfort letters, certificates, letters, documents, the due authorization and issuance of the Additional Shares to be sold on such Closing Date or Option Closing Date, as the case may be, and other matters related to the issuance of such Additional Shares.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.       INDEMNIFICATION AND CONTRIBUTION.

(a)      The Company shall indemnify and hold harmless each Underwriter, each of its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents (including, without limitation Lazard Frères & Co. LLC, (which will provide services to Lazard Capital Markets LLC) and its affiliates), and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (B) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, settling, compromising, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information.  This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b)      Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnified Parties,” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Rules and Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representatives specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information, and shall reimburse the Company Indemnified Party for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by any Underwriter under this Section 7(b) exceed the total discount and commission received by such Underwriter in connection with the Offering.

(c)      Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or Section 2.4 or the Representatives in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representatives if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties.  Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)      If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and each of the Underwriters on the other hand from the Offering, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the Offering purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discount and commission received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Representatives for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information.  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the total discount and commission received by such Underwriter in connection with the Offering, less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.       TERMINATION.  The obligations of the Underwriters hereunder may be terminated by the Representatives, in their absolute discretion by notice given to the Company prior to delivery of and payment for the Shares if, prior to that time, any of the events described in Sections 6(j), 6(k) or 6(l) have occurred or if the Underwriters shall decline to purchase the Shares for any reason permitted under this Agreement.

9.       REIMBURSEMENT OF UNDERWRITERS’ EXPENSES.  Notwithstanding anything to the contrary in this Agreement, if (a) this Agreement shall have been terminated pursuant to Section 8, (b) the Company shall fail to tender the Shares for delivery to the Underwriters for any reason not permitted under this Agreement, (c) the sale of the Shares is not consummated because of the refusal, inability or failure on the part of the Company to perform any agreement herein or to satisfy any condition or to comply with the provisions hereof, then, in addition to the payment of out-of-pocket expenses in accordance with Section 5, the Company shall reimburse the Underwriters for the fees and expenses of the Underwriters’ counsel and for such other accountable out-of-pocket expenses as shall have been reasonably incurred by them in connection with this Agreement and the proposed purchase of the Shares, and upon demand the Company shall pay the full amount thereof to the Representatives on behalf of the Underwriters.

10.       EFFECTIVENESS; DEFAULTING UNDERWRITERS. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule C bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter.  If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Firm Shares are not made within thirty-six (36) hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company.  In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement, in the Pricing Prospectus, in the Prospectus or in any other documents or arrangements may be effected.  If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

11.       ABSENCE OF FIDUCIARY RELATIONSHIP.The Company acknowledges and agrees that:

(a)      Each Underwriter’s responsibility to the Company is solely contractual in nature, each Underwriter has been retained solely to act as an underwriter in connection with the Offering and no fiduciary, advisory or agency relationship between the Company and such Underwriter has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether J.P. Morgan Securities LLC, Lazard Capital Markets LLC, Rodman & Renshaw, LLC, ROTH Capital Partners, LLC, WBB Securities, LLC or Lazard Frères & Co. LLC has advised or is advising the Company on other matters;

(b)      the price of the Shares set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representatives, and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)      it has been advised that J.P. Morgan Securities LLC, Lazard Capital Markets LLC, Rodman & Renshaw, LLC, ROTH Capital Partners, LLC, WBB Securities, LLC and Lazard Frères & Co. LLC and each of their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)      it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

12.       SUCCESSORS; PERSONS ENTITLED TO BENEFIT OF AGREEMENT.  This Agreement shall inure to the benefit of and be binding upon the several Underwriters, the Company, and their respective successors and assigns.  This Agreement shall also inure to the benefit of Lazard Frères & Co. LLC, and each of its successors and assigns, which shall be third party beneficiaries hereof.  Notwithstanding the foregoing, the determination as to whether any condition in Section 6 hereof shall have been satisfied, and the waiver of any condition in Section 6 hereof, may be made by the Representatives in their sole discretion, and any such determination or waiver shall be binding on each of the Underwriters and shall not require the consent of any Underwriter.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentences, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement shall also be for the benefit of the Underwriter Indemnified Parties and the several indemnities of the Underwriters shall be for the benefit of the Company Indemnified Parties.  It is understood that each Underwriter’s responsibility to the Company is solely contractual in nature and the Underwriters do not owe the Company, or any other party, any fiduciary duty as a result of this Agreement.

13.       SURVIVAL OF INDEMNITIES, REPRESENTATIONS, WARRANTIES, ETC.  The respective indemnities, covenants, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by them respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, the Company or any person controlling any of them and shall survive delivery of and payment for the Shares.  Notwithstanding any termination of this Agreement, including without limitation any termination pursuant to Section 8, the indemnity and contribution and reimbursement agreements contained in Sections 7 and 9 and the covenants, representations, warranties set forth in this Agreement shall not terminate and shall remain in full force and effect at all times.

14.       NOTICES.  All statements, requests, notices and agreements hereunder shall be in writing, and:

(a)       if to the Representatives, shall be delivered or sent by mail, facsimile transmission or email to each of: J. P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention  Equity Syndicate Desk, Fax: (212) 622-8358; and to Lazard Capital Markets LLC, 30 Rockefeller Plaza, New York, New York 10020, Attention: General Counsel, Fax: 212-830-3615; and

(b)       if to the Company, shall be delivered or sent by mail, facsimile transmission or email to: Geron Corporation, 230 Constitution Drive, Menlo Park, CA 94025, Attention: Chief Financial Officer, Fax: (650) 473-7701; with copies (which shall not constitute notice) to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025, Attention: Alan C. Mendelson and Mark V. Roeder, Fax: (650) 463-2600

provided, however, that any notice to the Underwriters pursuant to Section 7 shall be delivered or sent by mail or facsimile transmission to the Representatives at their respective addresses set forth in their acceptance communication, which addresses will be supplied to any other party hereto by the Representatives upon request.  Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof, except that any such statement, request, notice or agreement delivered or sent by email shall take effect at the time of confirmation of receipt thereof by the recipient thereof.

15.       DEFINITION OF CERTAIN TERMS.  For purposes of this Agreement, (a) “business day” means any day on which the New York Stock Exchange, Inc. is open for trading, and (b) “knowledge” means the knowledge of the directors and officers of the Company after reasonable inquiry.

16.       GOVERNING LAW, AGENT FOR SERVICE AND JURISDICTION.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law.  No legal proceeding may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and the Underwriters each hereby consent to the jurisdiction of such courts and personal service with respect thereto.  The Company and the Underwriters each hereby waive all right to trial by jury in any legal proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company agrees that a final judgment in any such legal proceeding brought in any such court shall be conclusive and binding upon the Company and the Underwriters and may be enforced in any other courts in the jurisdiction of which the Company is or may be subject, by suit upon such judgment.

17.       UNDERWRITERS’ INFORMATION.  The parties hereto acknowledge and agree that, for all purposes of this Agreement, the “Underwriters’ Information” consists solely of the following information in the Prospectus: (i) the last paragraph on the front cover page concerning the terms of the offering; and (ii) the statements concerning the Underwriters contained in the first paragraph, concerning the Underwriters and Lazard Frères & Co. LLC in the seventh paragraph and concerning stabilization by the Underwriters in the twelfth paragraph, in each case under the heading “Underwriting.”

18.       PARTIAL UNENFORCEABILITY.  The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof.  If any section, paragraph, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

19.       GENERAL.  This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  In this Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another.  The section headings in this Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement.  This Agreement may be amended or modified, and the observance of any term of this Agreement may be waived, only by a writing signed by the Company and the Representatives.

20.        RESEARCH ANALYST INDEPENDENCE.  The Company acknowledges that each Underwriter’s research analysts and research departments are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that such Underwriter’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their investment banking division.  The Company acknowledges that each Underwriter is a full service securities firm and as such from time to time, subject to applicable securities laws, rules and regulations, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company; provided, however, that nothing in this Section 20 shall relieve either Underwriter of any responsibility or liability it may otherwise bear in connection with activities in violation of applicable securities laws, rules or regulations.

21.       COUNTERPARTS.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and such signatures may be delivered by facsimile.

If the foregoing is in accordance with your understanding of the agreement between the Company and the Underwriters, kindly indicate your acceptance in the space provided for that purpose below.

Very truly yours,

GERON CORPORATION

By:	/s/ David L. Greenwood
Name: David L. Greenwood Title: Executive Vice President and Chief Financial Officer

Confirmed as of the date first
above mentioned, on behalf of
themselves and the Underwriters
named in Schedule  C hereto:

J.P. MORGAN SECURITIES LLC

By:	/s/ Victoria Aparece
Name: Victoria Aparece Title: Vice President

LAZARD CAPITAL MARKETS LLC

By:	/s/ David G. McMillan, Jr.
Name: David G. McMillan, Jr. Title: Managing Director

SCHEDULE A

General Use Free Writing Prospectuses

None.

SCHEDULE B

List of Directors, Officers and other Stockholders subject to Section 4

Directors

Alexander E. Barkas
Karin Eastham
Edward V. Fritzky
Thomas Hofstaetter
Charels J. Homcy
Hoyoung Huh
Thomas D. Kiley
Robert J. Spiegel

Executive Officers (subject to Section 16)

Thomas B. Okarma (also a Director)
David L. Greenwood
David J. Earp
Melissa A. Kelly Behrs
Stephen M. Kelsey
Jane S. Lebkowski
Katharine E. Spink
Olivia K. Bloom

SCHEDULE C

EXHIBIT A

Form of Lock Up Agreement

December 7, 2010

J. P. Morgan Securities LLC
Lazard Capital Markets LLC
As Representatives of the
several Underwriters
     c/o J. P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Re:       Geron Corporation Offering of Common Stock

Dear Sirs:

In order to induce each of J.P. Morgan Securities LLC (“JPMorgan”) and Lazard Capital Markets LLC (“LCM”, together with JPMorgan, the “Representatives”) to enter into a certain underwriting agreement with Geron Corporation, a Delaware corporation (the “Company”), with respect to the public offering (the “Offering”) of shares of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), the undersigned hereby agrees that for a period of sixty (60) days following the date of the final prospectus supplement filed by the Company with the Securities and Exchange Commission (the “Commission”) in connection with the Offering (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) as the same may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock, or (iii) engage in any short selling of any Beneficially Owned Shares, Common Stock or securities convertible into or exercisable or exchangeable for Common Stock.  The foregoing sentence shall not apply to (a) the exercise of any options to acquire Common Stock or conversion of any convertible security into Common Stock, (b) the establishment, by the undersigned, of a trading plan in that complies with Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for the sale or other disposition of shares of Common Stock, provided that such plan does not permit the transfer of any shares of Common Stock during the Lock-Up Period and the entry into such plan does not require, under the Securities Act, or the Exchange Act, any filing (including, without limitation, any Form 144) to be made, and no such filing or other public disclosure of such plan is made, during the Lock-Up Period, (c) bona fide gifts, or (d) transfers of shares of Common Stock or any security convertible into shares of Common Stock by will or intestate succession to the undersigned’s immediate family or dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, provided that it shall be a condition to each transfer, gift, distribution or other disposition of shares of Common Stock or other securities pursuant to clause (c) or (d), that (x) each recipient of any such shares or other securities agree in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement and (y) no filing or public disclosure, reporting any sale, transfer or other disposition of shares of Common Stock or other Beneficially Owned Shares or any reduction in beneficial ownership of shares of Common Stock, shall be required under the Securities Act or the Exchange Act, or shall be voluntarily made, during the Lock-Up Period; provided, however, that this clause (y) shall not apply to any Form 5 filed, with the Commission, within forty five (45) days after the Company’s fiscal year end, which filing is required by Section 16(a) of, and the related rules of the Commission under, the Exchange Act and does not report any transaction involving a reduction in beneficial ownership by the undersigned other than as a result of bona fide gifts.  For purposes of this paragraph, “immediate family” shall mean the undersigned and the spouse or domestic partner, any lineal descendent, father, mother, brother or sister of the undersigned.

If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last seventeen (17) days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the eighteen (18)-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Anything contained herein to the contrary notwithstanding, any person to whom shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares are transferred from the undersigned shall be bound by the terms of this Agreement.

In addition, the undersigned hereby waives, from the date hereof until the expiration of the Lock-Up Period, any and all rights, if any, to request or demand registration pursuant to the Securities Act, of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock, securities convertible into or exercisable or exchangeable for Common Stock or Beneficially Owned Shares.

[Signatory]

By: _________________________
Name: ________________________
Title: